Exhibit 99.1

CPI Card Group Announces President and CEO Scott Scheirman Intends to Retire in 2024

Board to Implement CEO Succession Plan

Littleton, CO – June 5, 2023 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit and prepaid solutions, today announced that Scott Scheirman has informed the Board of Directors of his intention to retire as President and Chief Executive Officer.

Scheirman will continue to serve as President and Chief Executive Officer until a successor is named and intends to retire from the Company effective February 28, 2024, providing ample time for the selection of a successor and a smooth transition of leadership. CPI’s Board of Directors has a succession plan in place to identify and evaluate candidates and expects to name a new CEO in late 2023 or early 2024. In retirement, Scheirman plans to spend more time with his family and return to volunteer work with community organizations focused on helping kids.

Scheirman, 60, joined CPI’s Board in October 2016 and was named President and CEO in October 2017. Since that time, Scheirman and the leadership team have led the development and execution of a customer-centric strategy that delivered significant growth and market share gains and a substantial increase in shareholder value. Customer relationships were strengthened and expanded by delivering market-leading quality; developing and launching innovative products, including eco-focused payment cards made with a recovered ocean-bound plastic core; expanding services such as SaaS-based instant issuance; and providing robust debit, credit and prepaid debit payment and personalization solutions.

“On behalf of the Board of Directors, I would like to express our extreme gratitude to Scott for his strategic thinking, leadership and significant contributions in transforming the Company and establishing CPI as a market leader in the U.S. payments space,” said Valerie Soranno Keating, Chair of the Nominating and Corporate Governance Committee. “During Scott’s tenure the Company has delivered shareholder returns which have significantly outpaced the market and he leaves CPI in a strong competitive position, with an outstanding leadership team that is well prepared to build on the success achieved over the last several years.”

“I am very proud of what our extremely talented team has accomplished at CPI,” said Scheirman. “Together we have become one of the most trusted partners for our customers by providing innovative products, end-to-end solutions, and market-leading quality and customer service that I believe positions the Company well to continue to gain share.”

Scheirman added, “I am grateful to our Board of Directors for giving me the opportunity to lead the Company and for providing insightful guidance over the years. I am fully committed to working closely with our Board, my colleagues and my eventual successor to help ensure a smooth leadership transition.”

About CPI Card Group Inc.

CPI Card Group is a payment technology company providing a comprehensive range of credit, debit, and prepaid card solutions, complementary digital solutions, and Software-as-a-Service (SaaS) instant issuance. With a focus on building personal relationships and earning trust, we help our customers navigate the constantly evolving world of payments, while delivering innovative solutions that spark connections and support their brands. We serve clients across industry, size, and scale through our team of experienced, dedicated employees and our network of high-security production and card services facilities—located in the United States. CPI is committed to exceeding our customers’ expectations, transforming our industry, and enhancing the way people pay every day. Learn more at www.CPIcardgroup.com.

Forward-Looking Statements

Certain statements and information in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated, including, but not limited to, the risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on March 8, 2023, in Part II, Item 1A – Risk Factors in our Quarterly Report on Form 10-Q and our other reports filed from time to time with the SEC. The Company cautions and advises readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by applicable law.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com